ACKNOWLEDGMENT AND ASSUMPTION

OF PROPOSED SPECIAL SERVICER

July 15, 2026

Trustee

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee BMO 2023-5C2

cmbstrustee@wilmingtontrust.com

Certificate Administrator

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, MD 21045-1951

Attention: Corporate Trust Services BMO 2023-5C2

CCTCMBSBondAdmin@computershare.com

trustadministrationgroup@computershare.com

Re: Wilmington Trust, National Association, as Trustee, on behalf of the registered Holders of BMO 2023-5C2 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2023-5C2 and the Uncertificated VRR Interest Owner

Ladies and Gentlemen:

                Reference is made to the Pooling and Servicing Agreement dated as of November 1, 2023 (the “PSA”) by and among BMO Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Master Servicer, Greystone Serving Company LLC, as Special Servicer, BellOak LLC, as Operating Advisor and Asset Representations Reviewer, Computershare Trust Company, National Association, as Certificate Administrator, and Wilmington Trust, National Association, as Trustee.  Further reference is made to the Agreement Between Note Holders dated as of October 15, 2023 (the “Piazza Alta ICA”), by and among Societe Generale Financial Corporation (Initial Note A-1 Holder), Societe Generale Financial Corporation (Initial Note A-2 Holder), Societe Generale Financial Corporation (Initial Note A-3 Holder), Societe Generale Financial Corporation (Initial Note A-4 Holder) and Societe Generale Financial Corporation (Initial Note A-5 Holder); the Co-Lender Agreement dated as of September 21, 2023 (the “Westfarms ICA”), by and between Goldman Sachs Bank USA (Initial Note A-1 Holder, Initial Note A-3 Holder, Initial Note A-4 Holder, Initial Note A-5 Holder, Initial Note A-6 Holder, and Initial Note A-7 Holder) and Wells Fargo Bank, National Association (Initial Note A-2-1 Holder, Initial Note A-2-2 Holder, and Initial Note A-2-3 Holder); the Agreement Between Noteholders dated as of August 15, 2023 (the “Arcola Corporate Center ICA”), by and between Starwood Mortgage Capital LLC (Initial SMC Note A Holder) and Bank of Montreal (Initial BMO Note A Holder); the Co-Lender Agreement dated as of October 19, 2023 (the “369 Lexington ICA”), by and among Citi Real Estate Funding Inc. (Initial Note A-1-1 Holder), Citi Real Estate Funding Inc. (Initial Note A-1-2 Holder), Citi Real Estate Funding Inc. (Initial Note A-2 Holder), Citi Real Estate Funding Inc. (Initial Note A-3 Holder), Bank of Montreal (Initial Note A-4 Holder), Bank of Montreal (Initial Note A-5 Holder), Bank of Montreal (Initial Note A-6-1 Holder), Bank of Montreal (Initial Note A-6-2 Holder), and Bank of Montreal (Initial Note A-7 Holder); the Agreement Between Noteholders dated as of October 20, 2023 (the “Lake Merrit Plaza ICA”), by and between Goldman Sachs Bank USA (Initial Note A-1 Holder) and Goldman Sachs Bank USA (Initial Note A-2 Holder); the Co-Lender Agreement dated as of October 10, 2023 (the “HGI Downtown Atlanta ICA”), by and between Bank of Montreal (Initial Note A-1 Holder) and Bank of Montreal (Initial Note A-2 Holder); the Agreement Between Note Holders dated as of October 11, 2023 (the “River Centre ICA” and, together with the Piazza Alta ICA, the Westfarms ICA, the Arcola Corporate Center ICA, 369 Lexington ICA, the Lake Merrit Plaza ICA and the HGI Downtown Atlanta ICA, the “ICAs”), by and among UBS AG (Note A-1 Holder), UBS AG (Note A-2 Holder), UBS AG (Note A-3 Holder), UBS AG (Note A-4 Holder), and UBS AG (Note A-5 Holder). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the PSA or the ICAs, as applicable.

              Pursuant to Section 6.04(b), Section 6.08(a), Section 6.08(e), and Section 7.02 of the PSA and Sections 5, 6 and/or 7 of the referenced ICAs, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as the Special Servicer under, and as defined in, the PSA.  The undersigned hereby assumes the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer under the PSA from and after the date hereof, and agrees to assume and perform punctually the responsibilities, duties and liabilities of the Special Servicer specified in the PSA and ICAs from and after the date hereof.  The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the PSA and bound thereby to the full extent indicated therein in the capacity of Special Servicer.  The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the PSA mutatis mutandis with all references to “Agreement” in section 2.06 of the PSA to include this Acknowledgment and Assumption of Proposed Special Servicer. The undersigned further represents and warrants that (i) it satisfies all of the eligibility requirements applicable to the Special Servicer set forth in the PSA and the ICAs, (ii) it satisfies the requirements of the Required Special Servicer Rating set forth in the ICAs, and (iii) all requirements and preconditions for the appointment of the undersigned Special Servicer have been satisfied.

                CWCapital Asset Management LLC hereby furnishes the following notice address for use in connection with notices provided to it pursuant to the PSA:

                CWCapital Asset Management LLC

                900 19th Street NW, 8th Floor

                Washington, DC 20006

                Attention: Brian Hanson

                CWCAMcontractnotices@cwcapital.com

                                                                                    CWCAPITAL ASSET MANAGEMENT LLC

                                                                                    By: /s/ Brian Hanson

                                                                                    Brian Hanson

                                                                                    Managing Director